UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

GULFSTREAM INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33884 (Commission File Number)	20-3973956 (IRS Employer Identification No.)

3201 Griffin Road, 4th Floor, Ft. Lauderdale, Florida 33312
Telephone No.: (954) 985-1500
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Gulfstream International Group, Inc. (the “Company”) in its periodic reports filed with the Securities and Exchange Commission, on May 12, 2009, the Company received a deficiency letter from the NYSE Amex LLC (the “Exchange”) indicating that, based on a review of publicly available information, the Company was not in compliance with the minimum stockholders’ equity requirements for continued listing on the Exchange as set forth in Section 1003(a) of the NYSE Amex Company Guide (the “Company Guide”). Specifically, the Company was not in compliance with Section 1003(a)(i) of the Company Guide because, for the 2008 fiscal year, the Company had stockholders’ equity of less than $2,000,000 and losses from continuing operations, and/or net losses in two out of its three most recent fiscal years.

The Company was afforded the opportunity to submit a specific plan to achieve and sustain compliance with all of the Exchange’s listing requirements, and on June 12, 2009 presented its plan (the “Plan”) to the Exchange. The Company received notice from Exchange staff on July 30, 2009 indicating that the Exchange accepted the Company’s plan of compliance and granted an extension until November 12, 2010 for the Company to regain compliance with the continued listing standards. The Company has continued its listing during the extension period, during which time the Company has been subject to periodic review by Exchange staff.

On June 30, 2010, the Company received an additional deficiency letter from the Exchange indicating that, based on a review of publicly available information, the Company is not in compliance with Section 1003(a)(ii) of the Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations, and/or net losses in three out of its four most recent fiscal years.

The Company may supplement the Plan on or prior to July 14, 2010 to address how the Company intends to regain compliance with all of the Exchange’s listing requirements by November 12, 2010 (the “Plan Period”). If the Exchange accepts the supplemental plan, the Company may be able to continue its listing during the Plan Period, during which time the Company will continue to be subject to periodic review to determine if it is making progress consistent with the supplemental plan. If the supplemental plan is not accepted, the Company will be subject to delisting proceedings. Furthermore, if the supplemental plan is accepted but the Company is not in compliance with all the continued listing standards of the Company Guide by November 12, 2010, or if the Company does not make progress consistent with the supplemental plan during the Plan Period, the Company may be subject to delisting proceedings. We may appeal an Exchange staff determination to initiate delisting proceedings.

The Company currently intends to prepare and submit a supplemental plan within the time frame required by the Exchange. Prior to filing the supplemental plan and, if the supplemental plan is timely filed, while the supplemental plan is under review by the Exchange, the Company expects that its common stock will continue to trade without interruption on the Exchange; however, the trading symbol for the Company’s common stock will continue to have an indicator (.BC) as an extension to signify noncompliance with the continued listing standards. In addition, the Company will continue to be included in a list on the Exchange website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on the Company’s trading symbol until the Company has regained compliance with all applicable continued listing standards.

On July 2, 2010, the Company issued a press release announcing its receipt of the additional deficiency letter from the Exchange on June 30, 2010.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Gulfstream International Group, Inc. dated as of July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: July 2, 2010	By:	/s/ David F. Hackett
David F. Hackett
Chief Executive Officer